Filed pursuant to Rule 424(b)(5)
Registration No. 333-262226

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 4, 2022)

TeraWulf Inc.

Up to $50,000,000

Common Stock

We entered into a Standby Equity Purchase Agreement (the “SEPA”), with YA II PN, Ltd., a Cayman Islands exempt limited partnership (“YA”), an affiliate of Yorkville Advisors Global, LP (“Yorkville”), on June 2, 2022 relating to shares of our common stock, par value $0.001 per share (“Common Stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the SEPA, TeraWulf Inc. (the “Company”) will be able to sell shares of Common Stock having an aggregate gross sales price of up to $50,000,000 at the Company’s request any time during the 36 months following the date of the SEPA. The Common Stock will be sold at the Company’s option at 97% of the prevailing market price, subject to certain limitations, including that YA may not purchase any shares of the Common Stock that would result in it owning more than 4.99% of the Common Stock. We may also sell Common Stock at $3.75 to YA pursuant to the SEPA in order to offset amounts owed by the Company to YA under the Advance (as defined and described herein under “Recent Developments”). The SEPA is the second equity investment made by an affiliate of Yorkville, which was an early investor in TeraWulf prior to its public listing.

This prospectus supplement and the accompanying prospectus also cover the sale of these shares of Common Stock by YA to the public. Though we have been advised by YA, and YA represents in the SEPA, that YA is purchasing the shares of Common Stock for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, the Securities and Exchange Commission (the “SEC”) may take the position that YA is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of shares of our Common Stock by YA and any discounts, commissions or concessions received by YA is deemed to be underwriting discounts and commissions under the Securities Act. For additional information on the methods of sale that may be used by YA, see “Plan of Distribution.”

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “WULF.” On June 2, 2022, the last reported sale price of our common stock on Nasdaq was $3.37 per share.

Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and the risk factors that are incorporated by reference into this prospectus supplement and the accompanying prospectus from our filings made with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of our Common Stock or determined if this prospectus supplement or the accompanying prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 10, 2022.

Prospectus Supplement

Base Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our Common Stock. Before investing in our Common Stock offered by this prospectus supplement, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

In deciding whether or not to invest in our Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor YA has authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy our Common Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.

Unless the context requires otherwise, references in this prospectus supplement to “TeraWulf,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to TeraWulf Inc. together with its consolidated subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial and additional information that we have made public to investors, may also be found on our website at www.terawulf.com. Information on or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and our Common Stock offered by this prospectus supplement, you may refer to such registration statement and the exhibits and schedules thereto. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed on March 31, 2022);
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (filed on May 16, 2022);
●	our Current Reports on Form 8-K on April 11, 2022, April 12, 2022, April 14, 2022, April 26, 2022 and June 8, 2022;
●	the following sections in our Registration Statement on Form S-4 filed on November 10, 2021: Governance and Management of Holdco, Executive Compensation of Holdco, Certain Relationships and Related Party Transactions, Security Ownership of Certain Beneficial Owners and Management/ Directors of TeraWulf and Material U.S. Federal Income Tax Consequences; and
●	the description of TeraWulf’s capital stock contained in our Registration Statement on Form S-4 filed on November 10, 2021, including any amendment or report filed with the SEC for the purpose of updating that description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of our Common Stock pursuant to this prospectus supplement and (2) the date we stop offering our Common Stock pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date of filing of such reports and documents. The information contained on our website (www.terawulf.com) is not incorporated into this prospectus supplement.

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You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

TeraWulf Inc.

Attention: Stefanie Fleischmann, General Counsel

9 Federal Street

Easton, Maryland 21601

Telephone: (410) 770-9500

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FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward- looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. For TeraWulf, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

●	conditions in the cryptocurrency mining industry, including any prolonged substantial reduction in cryptocurrency prices, which could cause a decline in the demand for TeraWulf’s services;
●	competition among the various providers of data mining services;
●	economic or political conditions in the countries in which TeraWulf plans to do business, including civil uprisings, riots, terrorism, kidnappings, the taking of property without fair compensation and legislative changes;
●	currency exchange rate fluctuations;
●	employment workforce factors, including the loss of key employees;
●	the ability to implement certain business objectives and the ability to timely and cost-effectively execute integrated projects;
●	changes in governmental safety, health, environmental and other regulations, which could require significant expenditures;
●	liability related to the use of TeraWulf’s services;
●	the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture;
●	the U.S. federal and state income and non-income tax treatment of bitcoin and bitcoin transactions is unclear, and future developments regarding the treatment of bitcoin and bitcoin transactions for such purposes could adversely impact the Company’s business or impose material additional obligations or liabilities on the Company; and
●	other risks, uncertainties and factors included or incorporated by reference in this prospectus supplement, including those set forth under “Risk Factors” and those included under the heading “Risk Factors” in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus supplement and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward- looking statements represent our estimates

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and assumptions only as of the date of this prospectus supplement and, except as required by law, we undertake no obligation to update or review publicly any forward- looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all of the information that you should consider before investing in our Common Stock offered by this prospectus supplement. Before making an investment decision, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Common Stock.

Business Overview

TeraWulf is a digital asset technology company with a core business of digital infrastructure and energy development to enable sustainable bitcoin mining. TeraWulf, together with its subsidiaries, develops, owns and operates its bitcoin mining facility sites in the United States using nuclear, hydro and solar energy sources, currently consuming over 90% zero-carbon energy with a target of 100% by 2028. TeraWulf began trading on the Nasdaq under the symbol “WULF” on December 14, 2021, following its successful strategic business combination with IKONICS Corporation. TeraWulf commenced industrial scale bitcoin mining in March 2022 and is currently completing the initial buildout at two of its zero-carbon data centers in New York and Pennsylvania.

Our primary source of revenue is from sustainably mining bitcoin at our bitcoin mining facility sites. We also earn revenue from the hedging and sale of mined bitcoin and the commercial optimization of our power supply.

For a description of our business, financial condition, results of operations and other important information regarding TeraWulf, we refer you to our filings with the SEC incorporated by reference into this prospectus supplement. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.terawulf.com.

Recent Developments

Potential Miner Hosting Services Opportunities

We are in discussions with several counterparties regarding potential opportunities to provide miner hosting services to third parties whereby the Company would hold an option to purchase the hosted miners in the future at a discounted purchase price.

Advance

In connection with the SEPA, on June 2, 2022, the Company received an advance from YA in the form of a convertible promissory note in an aggregate principal amount of $15 million (the “Advance”) for a purchase price of $14,700,000. The Advance has a maturity date of November 25, 2022 (the “Maturity Date”) and accrues annual interest at a rate of 4%. The Advance is convertible into shares of Common Stock at YA’s option at a conversion price of $3.75 (the “Conversion Price”) any time prior to the Maturity Date, subject to the terms and conditions of the Advance. The Company may also sell Common Stock at the Conversion Price to YA pursuant to the SEPA in order to offset amounts owed by the Company to YA under the Advance.

The Company will use the net proceeds from the Advance for general corporate purposes, which may include working capital and/or capital expenditures.

Corporate Information

Terawulf was incorporated under the laws of the State of Delaware in February 2021. Our principal executive offices are located at 9 Federal Street, Easton, Maryland 21601, and our telephone number is (410) 770-9500. Our website address is www.terawulf.com. The information on our website is not incorporated by reference into this prospectus supplement.

THE OFFERING

Issuer	TeraWulf Inc., a Delaware corporation.

Common Stock offered by us	Common Stock having an aggregate gross sales price of up to $50,000,000.

Common Stock to be outstanding following this offering

119,563,575 shares of our Common Stock, assuming the sale of 14,836,795 shares of our Common Stock in this offering at an offering price of $3.37 per share, which was the last reported sale price of our Common Stock on Nasdaq on June 2, 2022. The actual number of shares of our Common Stock issued will vary depending on the sale price under this offering.

Manner of offering	Sales of our Common Stock, if any, will be made from time to time in accordance with the SEPA. See “Plan of Distribution.”

Use of proceeds

We intend to use the net proceeds from the sale of shares of our Common Stock, if any, for general corporate purposes, which may include working capital and/or capital expenditures. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus supplement. See “Use of Proceeds.”

Risk factors

See the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.

Nasdaq symbol	Our Common Stock is listed on Nasdaq under the symbol “WULF.”

The number of shares of our Common Stock expected to be outstanding immediately after this offering is based on 104,726,780 shares of our Common Stock outstanding as of the date hereof. Unless otherwise indicated, the number of shares of our Common Stock presented in this prospectus supplement excludes 13,660,117 shares of our Common Stock issuable under our 2021 Omnibus Incentive Plan and 1,000,000 shares of Common Stock that are reserved for issuance upon the vesting of restricted stock units granted under the Company’s Inducement Grant.

RISK FACTORS

Investing in our Common Stock involves risks. Before purchasing any shares of our Common Stock, you should carefully consider the risks described below, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, and all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference into this prospectus supplement and the accompanying prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

Risks Related to Our Business

TeraWulf has a limited operating history, which could negatively impact its operations, strategy and financial performance.

TeraWulf was incorporated in 2021, and its bitcoin mining business is in its early stages. Furthermore, bitcoin, energy pricing and bitcoin mining economics are volatile and subject to uncertainty. TeraWulf’s current strategy will continue to expose it to the numerous risks and volatility associated with the bitcoin mining and power generation sectors, including fluctuating bitcoin to U.S. dollar prices, the costs of bitcoin miners, the number of market participants mining bitcoin, the global network hashrate, the availability of other power generation facilities or power grid interconnections to expand operations and regulatory changes.

If, among other things, the price of bitcoin declines or mining economics become prohibitive, TeraWulf could incur future losses. Such losses could be significant as it incurs costs and expenses associated with the development and operation of its mining facilities, as well as legal and administrative related expenses.

While TeraWulf closely monitors its cash balances, cash needs and expense levels, significant expense increases may not be offset by a corresponding increase in revenue or a significant decline in bitcoin prices could significantly impact its financial condition and results of operations.

If TeraWulf is unable to successfully maintain its Equipment Supply Agreements on acceptable terms or at all, TeraWulf ‘s business, financial condition and results of operations may suffer.

Mining bitcoin requires access to massive amounts of electrical power and relationships with leading mining equipment manufacturers. Furthermore, consistent with TeraWulf’s carbon mandate, TeraWulf’s activities must be supported by sustainable energy sources. A limited number of suppliers produce mining equipment to power sustainable industrial-scale mining. Any shortage of mining equipment may negatively impact the viability and expected economic return for TeraWulf’s bitcoin mining activities.

TeraWulf has structured and secured competitive equipment supply agreements to purchase state-of-the- art mining equipment from Bitmain Technologies Limited (“Bitmain”) and Minerva. Since its inception, TeraWulf has executed an equipment purchase agreement with Minerva and four non-fixed price sales and purchase agreements with Bitmain. TeraWulf will be highly dependent on the Minerva agreement and the Bitmain Agreements (collectively, the “Equipment Supply Agreements”) for the development of its business models.

TeraWulf cannot guarantee that it will ultimately be able to successfully execute the Equipment Supply Agreements on terms acceptable to both TeraWulf’s management team and Bitmain or Minerva, as applicable. Despite securing Equipment Supply Agreements that provide for delivery of an aggregate total of 58,000 miners between January 2022 and December 2022, such Equipment Supply Agreements are subject to uncertain contractual provisions that could, under certain conditions, leave TeraWulf without adequate or sufficient equipment for its mining operations. Under the Equipment Supply Agreements, the total purchase price is an estimated price, with the actual price to be determined at a specified timeframe before shipment of the respective batch of miners. In addition, each batch of miners constitutes independent legal obligations, and TeraWulf will have limited legal recourse in the event of delays to the delivery date.

Furthermore, the Bitmain Agreements are solely governed by and construed in accordance with the laws of Hong Kong. In the event that geopolitical turmoil, political instability, civil disturbances and restrictive government actions cause changes to the laws of Hong Kong, TeraWulf could face difficulties enforcing rights and obligations between the parties in the Bitmain Agreements. The Minerva agreement is governed by the laws of the Province of Alberta, Canada without regard to any conflict of law provisions that might otherwise apply. Such contractual provisions leave TeraWulf with limited avenues for legal recourse in the event of disputes between the parties.

If TeraWulf is unable to successfully maintain such agreements or TeraWulf’s counterparties fail to perform their obligations under the final agreements, TeraWulf may be forced to look for alternative power providers. There is no assurance that TeraWulf will be able to find alternative suppliers on acceptable terms in a timely manner, or at all. Any significant nonperformance by suppliers could have a material adverse effect on TeraWulf’s business prospects, financial condition and operating results.

The properties utilized by TeraWulf in its bitcoin mining operations may experience damage or losses, including damage or losses not covered by insurance.

TeraWulf’s bitcoin mining operations that are being established in Barker, New York, and Salem, Pennsylvania, are, and any future bitcoin mining operations that it establishes will be, subject to a variety of risks relating to its physical condition and operation, including, among others:

●	the presence of construction or repair defects or other structural or building damage;
●	any noncompliance with, or liabilities under, applicable environmental, health or safety regulations or requirements or building permit requirements;
●	any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms;
●	damage caused by criminal actors, such as cyberattacks, vandalism, sabotage or terrorist attacks; and
●	claims by employees and others for injuries sustained at its properties.

Any of these could render TeraWulf’s bitcoin mining operations inoperable, temporarily or permanently, and the potential impact on TeraWulf’s business is currently magnified due to the limited number of sites for which bitcoin mining is currently planned. The security and other measures TeraWulf will take to protect against these risks may be insufficient or unavailable. In addition, TeraWulf’s insurance may not be adequate to cover the losses it suffers as a result of these risks.

Limitations on the availability of sites to establish mining operations may adversely affect TeraWulf ‘s business prospects.

TeraWulf is setting up its first two bitcoin mining facility sites in New York and Pennsylvania.

TeraWulf began installing ASICs at the facility in New York in the first quarter of 2022 and plans to begin installation of ASICs at the facility in Pennsylvania the third quarter of 2022. Funding for the remainder of TeraWulf’s mining capacity buildout is expected to come from the cash flow generated from mining operations and additional capital raises. TeraWulf may not secure the sites for its mining operations in a reasonable timeframe and may also be subject to various governmental approvals. Furthermore, TeraWulf may not be successful in identifying adequate sites to house its mining operations. In addition, the amended and restated certificate of incorporation of TeraWulf provides that TeraWulf renounces any interest or expectancy with respect to, among others, business opportunities relating to the bitcoin mining business in Hardin, Montana, in connection with building and operation by affiliates of Beowulf Energy LLC of a data center for Marathon Digital Holdings Inc. (f/k/a Marathon Patent Group, Inc.). As a result, TeraWulf will be prevented from establishing a bitcoin mining facility in Hardin, Montana and/or from using the power from the Hardin Power Station for the operation of its own bitcoin mining facilities.

Furthermore, even if TeraWulf is successful in identifying such sites, TeraWulf may not be successful in leasing the necessary facilities at rates that are economically viable to support its mining activities.

TeraWulf depends on nuclear energy to power a significant portion of its bitcoin mining capacity and may be held liable for damages, regardless of fault, if incidents or evacuations were to occur at the mining facility site that utilizes nuclear energy.

The Nautilus Cryptomine Facility is expected to be one of the first bitcoin mining facilities powered by 100% zero-carbon nuclear energy and have access to up to 300 megawatts of gross power capacity. This amount of power represents a significant portion of TeraWulf’s total mining capacity. If a nuclear-related incident or evacuation were to occur, TeraWulf could be held liable for damages, regardless of fault.

Addressing such an occurrence may require the allocation of significant time and divert management’s focus away from revenue-generating activities. In addition, a nuclear-related incident could result in the payment of significant monetary damages. Any downtime during which TeraWulf is unable to mine at this facility site or any forced shut down may have an adverse effect on TeraWulf’s results of operations and financial condition.

Since the development, construction and operation of the Nautilus Cryptomine Facility is subject to the terms of a joint venture agreement, TeraWulf may have less control over strategic decisions.

On May 13, 2021, TeraWulf entered into a joint venture agreement with an affiliate of Talen Energy Corporation (“Talen”). The joint venture agreement provides that, except for certain specified matters, decisions are to be made by a majority vote of the board of managers. The board of managers is comprised of two managers appointed by TeraWulf and three managers appointed by Talen. Any significant disagreements between joint venture partners on strategic decisions or the inability of the Talen affiliate to meet obligations to the joint venture or third parties may impede TeraWulf’s ability to control aspects of the development, construction, and operation of the Nautilus Cryptomine Facility.

TeraWulf’s management team has limited experience managing a public company.

The members of the management team have not previously served as management of a publicly traded company and may not have experience complying with the increasingly complex laws pertaining to public companies. TeraWulf’s management team may not successfully or efficiently manage its immediate transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws as well as the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from TeraWulf’s management and could divert their attention away from the day-to-day management of TeraWulf’s business, which could adversely affect its business, financial condition and results of operations.

TeraWulf depends on its management team and other key personnel, and the loss of their services would have a material adverse effect on TeraWulf.

TeraWulf’s success depends on the efforts, judgment and personal reputations of its management team and other key personnel. Their reputations, expertise and relationships with members of the business communities whom TeraWulf depends on for business opportunities and financing are each a critical element in operating and expanding TeraWulf’s business. The loss of the services of its management team or other key personnel could have a material adverse effect on TeraWulf and its performance, including its ability to retain and attract investors and raise capital.

TeraWulf does not maintain any key person life insurance policies. The loss of any member of its management team or other key personnel could make it more difficult to execute its business strategy and, therefore, harm its business.

TeraWulf ‘s future success depends on its ability to expand its organization to match the growth of its activities, and any failure to manage its growth effectively could place strains on its managerial, operational and financial resources and could adversely affect its business, financial condition and results of operations.

As TeraWulf’s operations grow, the administrative demands upon TeraWulf will grow, and its success will depend upon its ability to meet those demands. TeraWulf is organized as a holding company with numerous subsidiaries. Both the parent company and each of its subsidiaries require certain financial, managerial and other resources, which could create challenges to its ability to successfully manage its subsidiaries and operations and impact its ability to assure compliance with its policies, practices and procedures. These demands include, among others, increased executive, accounting, management, legal services, staff support and general office services. TeraWulf may need to hire additional qualified personnel to meet these demands, the cost and quality of which depends in part upon market factors outside of its control. Further, TeraWulf will need to effectively manage the training and growth of its staff to maintain an efficient and effective workforce, and TeraWulf’s failure to do so could adversely affect its business, financial condition and results of operations. Currently, TeraWulf has limited personnel in its organization to meet its organizational and administrative demands. Although TeraWulf may not grow as it expects, if TeraWulf fails to manage its growth effectively or to develop and expand its managerial, operational and financial resources and systems, TeraWulf’s business, financial condition and results of operations would be materially harmed.

COVID-19 or any pandemic, epidemic or outbreak of an infectious disease in the United States or elsewhere may adversely affect TeraWulf’s business.

The COVID-19 pandemic has had unpredictable and unprecedented impacts in the United States and around the world. The outbreak of COVID-19, which the World Health Organization declared a pandemic in March 2020, has spread across the globe and has led to disruption in the global economy and the digital asset industry. International, federal, state and local public health and governmental authorities have taken extraordinary and wide-ranging actions to contain and combat the outbreak and spread of COVID-19 in regions across the United States and the world, including mandates for many individuals to substantially restrict daily activities and for many businesses to curtail or cease normal operations. To the extent the COVID-19 pandemic continues or worsens, governments may impose additional similar restrictions. The extent and duration of the impact of the COVID-19 pandemic is highly uncertain and subject to change. TeraWulf cannot offer any assurance that the COVID-19 pandemic or any other pandemic, epidemic or outbreak of an infectious disease in the United States or elsewhere will not materially and adversely affect TeraWulf’s business, financial condition and results of operations.

TeraWulf’s business was adversely impacted by the effects of the COVID-19 pandemic, in particular as a result of increased competition spurred by a decline in energy prices, and may continue to be adversely impacted in the future. The COVID-19 pandemic has and may continue to adversely affect the economies of many countries, resulting in an economic downturn that may have an adverse effect on financial markets, energy and bitcoin prices, the demand for bitcoin and other factors that could impact TeraWulf’s business, financial condition and results of operations.

TeraWulf faces risks and disruptions related to supply chain issues, including in semiconductors and other necessary application specific integrated circuit components, which could significantly impact its business, financial condition and results of operations.

China has limited the shipment of certain products in and out of its borders, which could negatively impact TeraWulf’s ability to receive bitcoin mining equipment from its China-based suppliers. TeraWulf’s third-party manufacturers, suppliers, sub-contractors and customers have been disrupted by worker absenteeism, quarantines, restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures or other travel or health-related restrictions, as a result of the COVID-19 pandemic. Depending on the magnitude of such effects on TeraWulf’s supply chain, shipments of parts for its existing miners, as well as any new miners TeraWulf purchases, may be delayed.

As its miners require repair or become obsolete and require replacement, TeraWulf’s ability to obtain adequate replacements or repair parts from their manufacturer may be hampered. Supply chain disruptions could therefore negatively impact TeraWulf’s business, financial condition and results of operations.

Additionally, many of the competitors in our industry have also been purchasing mining equipment at scale, which has caused a world-wide shortage of mining equipment and extended the corresponding delivery schedules for new miner purchases. There are no assurances that our manufacturers Bitmain and Minerva, or any other manufacturers, will be able to keep pace with the surge in demand for mining equipment. It is uncertain how manufacturers will respond to this increased global demand and whether they can deliver on the schedules promised to all of their customers. In the event Bitmain, Minerva or other manufacturers are not able to keep pace with demand, we may not be able to purchase miners from Bitmain, Minerva or other manufacturers in sufficient quantities or on the delivery schedules that meet our business needs.

The cost of obtaining new and replacement miners and parts has historically been capital intensive, and is likely to continue to be very capital intensive, which may have a material and adverse effect on our business and results of operations.

Our mining operations can only be successful and ultimately profitable if the costs, including hardware and electricity costs, associated with mining cryptocurrencies are lower than the price of the cryptocurrencies we mine when we sell them. Our miners experience ordinary wear and tear from operation and may also face more significant malfunctions caused by factors which may be beyond our control. Additionally, as the technology evolves, we may acquire newer models of miners to remain competitive in the market. Over time, we replace those miners which are no longer functional with new miners purchased from third-party manufacturers, who are primarily based in China.

For example, the 30,000 S19j-Pro miners and 18,000 S19 XP miners we purchased from Bitmain, and the 10,000 MV7 miners we purchased from Minerva, in the fiscal year ended December 31, 2021 will eventually become obsolete or will degrade due to ordinary wear and tear from usage, and may also be lost or damaged due to factors outside of our control. Once this happens, these new miners will need to be repaired or replaced along with other equipment from time to time for us to stay competitive. This upgrading process requires substantial capital investment, and we may face challenges in doing so on a timely and cost-effective basis based on availability of new miners and our access to adequate capital resources. If we are unable to obtain adequate numbers of new and replacement miners at scale, we may be unable to remain competitive in our highly competitive and evolving industry. If this happens, we may not be able to mine cryptocurrency as efficiently or in similar amounts as our competition and, as a result, our business and financial results could suffer. This could, in turn, materially and adversely affect the trading price of our securities and our investors could lose part or all of their investment.

The price of new miners may be linked to the market price of bitcoin and other cryptocurrencies, and, if the current relatively high market price of bitcoin persists, our costs of obtaining new and replacement miners may increase, which may have a material and adverse effect on our financial condition and results of operations.

Reports have been released that the prices of new miners are adjusted according to the price of bitcoin. As a result, the cost of new machines can be unpredictable, and could also be significantly higher than our historical cost for new miners. Similarly, as bitcoin prices have risen, we have observed significant increase in the demand for miners. As a result, at times, we may obtain Bitmain miners and other hardware from Bitmain or from third parties at higher prices, to the extent they are available. For example, we observed a significant appreciation in the market price of bitcoin in the second half of 2020 through the first half of 2021, and simultaneously witnessed an increase in the per-unit price of the latest generation mining equipment. While we cannot know definitively whether these two phenomena are linked, we have seen a measurable increase in the prices for new miners offered by Bitmain as bitcoin prices increase.

TeraWulf will need to raise additional capital to meet its business requirements in the future, which capital raising may be costly or difficult to obtain or may not be obtained (in whole or in part) and, if obtained, will dilute the ownership interests of the TeraWulf ‘s shareholders.

TeraWulf had a working capital deficiency of $27.0 million as of March 31, 2022. TeraWulf may require additional financing in the future to support its operations and may seek to raise additional financing in the future. TeraWulf may not be able to borrow or raise additional capital in the future to meet its needs or to otherwise provide the capital necessary to expand its operations and business, which might result in the value of the TeraWulf’s common stock decreasing or becoming worthless. Additional financing may not be available to it on terms that are acceptable. Consequently, TeraWulf may not be able to proceed with its intended business plans. Obtaining additional financing contains risks, including, among others:

●

additional equity or debt financing may not be available to TeraWulf on satisfactory terms and any equity TeraWulf is able to issue will lead to dilution of the ownership interests of TeraWulf’s shareholders;

●	loans or other debt instruments may have terms and/or conditions, such as restrictive covenants, which may limit TeraWulf’s future financing activities; and
●

heightened scrutiny of companies involved with cryptocurrencies in the current regulatory environment combined with TeraWulf’s capital constraints may prevent TeraWulf from being able to obtain adequate debt financing.

Failure to successfully complete or effectively manage divestitures that are not core to our business could adversely affect our business, financial condition or results of operations.

We are a digital asset technology company with a core business of sustainable bitcoin mining. Our business combination with IKONICS contemplated the sale of the IKONICS legacy business as soon as reasonably practicable and within 18 months following the closing of the merger, whereby the Company would become solely a bitcoin-mining focused entity. Potential issues associated with the sale of IKONICS could include, among other things: our ability to complete or effectively manage the sale on terms commercially favorable to us or at all; our ability to realize the full extent of the expected returns, benefits, cost savings or synergies as a result of the sale, within the anticipated time frame, or at all; and diversion of management’s attention from day-to-day operations. If the divestiture of IKONICS is not successfully completed or managed or does not result in the benefits or cost savings we expect, our business, financial condition or results of operations may be adversely affected.

Security threats to TeraWulf could result in a loss of TeraWulf ‘s digital assets or damage to the reputation of TeraWulf, each of which could adversely affect TeraWulf ‘s business, financial condition and results of operations.

Security breaches, computer malware, software supply chain attacks and computer hacking attacks have been a prevalent concern in the digital asset exchange markets. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss, encryption or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses or ransomware could harm TeraWulf’s business operations or result in loss of TeraWulf’s digital assets. Furthermore, TeraWulf believes that, as its business grows, it may become a more appealing target for cybersecurity threats.

TeraWulf will rely on enterprise cold storage custody solutions from third parties to safeguard its digital assets from theft, loss, destruction or other issues relating to hackers and technological attack. Nevertheless, cold storage security systems may not be impenetrable and may not be free from defect or immune to acts of God, and any loss due to a security breach, software defect or act of God will be borne by TeraWulf. TeraWulf’s digital assets may also be stored with third-party exchanges prior to selling them.

Third-party exchange systems may not be impenetrable and may not be free from defect or immune to acts of God, and any loss due to a security breach, software defect, supply chain attack or act of God may be borne by TeraWulf.

The security system and operational infrastructure may be breached due to the actions of outside parties, software defects, action of an employee of TeraWulf, or otherwise and, as a result, an unauthorized party may obtain access to TeraWulf’s private keys, sensitive data control of miners or bitcoins. In addition, outside parties may attempt to fraudulently induce employees of TeraWulf to disclose sensitive information in order to gain access to its infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, TeraWulf may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of TeraWulf’s security system occurs, the market perception of the effectiveness of TeraWulf’s security system could be harmed, which could adversely affect TeraWulf’s business, financial condition and results of operations.

In the event of a security breach, TeraWulf may be forced to cease operations or suffer a reduction in digital assets, which could adversely affect TeraWulf’s business, financial condition and results of operations.

Necessary capital financing may not be available at economic rates or at all.

Turmoil in the credit and financial markets could adversely affect financial institutions, inhibit lending and limit TeraWulf’s access to bank financing or other financing in the public or private capital markets on terms TeraWulf believes to be reasonable. Prevailing market conditions could be adversely affected by the ongoing disruptions in domestic or overseas sovereign or corporate debt markets, low commodity prices or other factors impacting TeraWulf’s business, contractions or limited growth in the economy or other similar adverse economic developments in the United States or abroad. Instability in the global financial markets has from time to time resulted in periodic volatility in the capital markets. This volatility could limit TeraWulf’s access to the credit markets, leading to higher borrowing costs or, in some cases, the inability to obtain financing on terms that are acceptable to TeraWulf, or at all. Any such failure to obtain additional financing could jeopardize TeraWulf’s ability to repay, refinance or reduce its debt obligations, or to meet its other financial commitments. Exposure to and regulation of bitcoin and/or cryptocurrency mining may preclude access to certain sources of institutional capital.

From time to time, TeraWulf will be subject to various claims, litigation and other proceedings, as well as regulatory scrutiny, which could ultimately be resolved against TeraWulf, requiring material future cash payments or charges, which could impair TeraWulf’s financial condition and results of operations.

The size, nature and complexity of the Company’s business could make it susceptible to various claims, both in litigation and binding arbitration proceedings, as well as regulatory scrutiny. The Company believes that since cryptocurrency mining — and the digital asset industry generally — is a relatively new business sector, it is more likely subject to investigation and regulatory determination. Any claims, regulatory proceedings or litigation that could arise in the course of the Company’s business could have a material adverse effect on the Company, its business or operations, or the industry as a whole.

Risks Relating to Digital Asset Networks and Digital Assets

Digital assets, such as bitcoin, may become regulated as securities or investment securities.

Bitcoin is the oldest and most well-known form of digital asset. Bitcoin and other forms of digital assets / cryptocurrencies have been the source of much regulatory scrutiny, which has resulted in differing definitional outcomes without a single unifying statement. In the context of the offer and sale of the Initial Coin Offering (“ICO”) tokens, the SEC has determined certain digital tokens are securities under the Howey test as stated by the U.S. Supreme Court. ICO offerings of securities would require registration under the Securities Act or an available exemption therefrom for offers or sales in the United States to be lawful. Section 5(a) of the Securities Act provides that, unless a registration statement is in effect as to a security, it is unlawful for any person, directly or indirectly, to engage in the offer or sale of securities in interstate commerce. Furthermore, Section 5(c) of the Securities Act provides a similar prohibition against offers to sell, or offers to buy, unless a registration statement has been filed. Although the Company does not believe its mining activities require registration for it to conduct such activities and accumulate digital assets, the SEC, the Commodity Futures Trading Commission (the “CFTC”), Nasdaq or other governmental or quasi- governmental agency or organization may conclude that the Company’s activities involve the offer or sale of “securities,” or ownership of “investment securities,” and the Company may face regulation under the Securities Act or the Investment Company Act of 1940, as amended (the “Investment Company Act”). Such regulation or the inability to meet the requirements to continue operations would have a material adverse effect on the Company’s business, financial condition and results of operations.

The further development and acceptance of digital asset networks and other digital assets, which represent a new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate, and the slowing or stopping of the development or acceptance of digital asset systems may adversely affect the Company’s business, financial condition and results of operations.

Digital assets, such as bitcoins, which may be used, among other things, to buy and sell goods and services are a new and rapidly evolving industry of which the digital asset networks are prominent, but not unique, parts. The growth of the digital asset industry in general, and the digital asset networks of bitcoin in particular, are subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry, as well as the digital asset networks, include, among others:

●	continued worldwide growth in the adoption and use of bitcoins and other digital assets;
●	government and quasi-government regulation of bitcoins and other digital assets and their use, or restrictions on or regulation of access to and operation of the digital asset network or similar digital assets systems;
●	the maintenance and development of the open-source software protocol of the bitcoin network;
●	changes in consumer demographics and public tastes and preferences;
●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;
●	general economic conditions and the regulatory environment relating to digital assets; and
●	the impact of regulators focusing on digital assets and digital securities and the costs associated with such regulatory oversight.

A decline in the popularity or acceptance of the digital asset networks of bitcoin, or similar digital asset systems, could adversely affect the Company’s business, financial condition and results of operations.

If demand for transactions in bitcoin declines and is replaced by new demand for other cryptocurrencies, the Company’s business, financial condition and results of operations could be adversely affected.

TeraWulf’s business is highly dependent on strong bitcoin demand relative to other cryptocurrencies in the market. As such, in addition to the factors impacting the broader crypto economy described elsewhere in this section, the Company’s business may be adversely affected, and growth in TeraWulf’s, and therefore the Company’s, revenues may slow or decline, if market demand for bitcoin deteriorates and is supplanted by other cryptocurrencies such as ethereum and dogecoin. In addition, negative perceptions surrounding bitcoin relative to other cryptocurrencies may cause bitcoin to fall out of favor. If other cryptocurrencies, such as ethereum and dogecoin, surpass bitcoin in market demand over a sustained period of time, such a trend could harm the Company’s business. Competition from public and central bank backed digital currencies could undercut the need for other cryptocurrencies such as bitcoin. Competition from stablecoins (commodity-backed or fiat-backed) could undercut demand for other cryptocurrencies such as bitcoin.

Significant contributors to all or any digital asset network could propose amendments to the respective network’s protocols and software that, if accepted and authorized by such network, could adversely affect the Company’s business, financial condition and results of operations.

Digital asset networks are open-source projects and, although there is an influential group of leaders in, for example, the bitcoin network community known as the “Core Developers,” there is no official developer or group of developers that formally controls the bitcoin network. Any individual can download the bitcoin network software and make any desired modifications, which are proposed to users and miners on the bitcoin network through software downloads and upgrades, typically posted to the bitcoin development forum on GitHub.com. Proposals for upgrades and discussions relating thereto take place on online forums. For example, there is an ongoing debate regarding altering the blockchain by increasing the size of blocks to accommodate a larger volume of transactions. Although some proponents support an increase, other market participants oppose an increase to the block size as it may deter miners from confirming transactions and concentrate power into a smaller group of miners. To the extent that a significant majority of the users and miners on the bitcoin network install such software upgrade, the bitcoin network would be subject to new protocols and software that may adversely affect the Company’s business, financial condition and results of operations.

In the event a developer or group of developers proposes a modification to the bitcoin network that is not accepted by a majority of miners and users, but that is nonetheless accepted by a substantial plurality of miners and users, two or more competing and incompatible blockchain implementations could result. This is known as a “hard fork.” We may not be able to realize the economic benefit of such a “hard fork”, either immediately or ever, which could adversely affect an investment in our securities. If we hold a cryptocurrency at the time of a hard fork, industry standards would dictate that we would be expected to hold an equivalent amount of the old and new assets following the fork. However, we may not be able, or it may not be practical, to secure or realize the economic benefit of the new asset for various reasons. For instance, we may determine that there is no safe or practical way to custody the new asset, that trying to do so may pose an unacceptable risk to our holdings in the old asset, or that the costs of taking possession and/or maintaining ownership of the new cryptocurrency exceed the benefits of owning the new cryptocurrency.

Additionally, laws, regulation or other factors may prevent us from benefitting from the new asset even if there is a safe and practical way to custody and secure the new asset. In such case, the “hard fork” in the blockchain could materially and adversely affect the perceived value of digital assets as reflected on one or both incompatible blockchains, which may adversely affect the Company’s business, financial condition and results of operations and, in the worst-case scenario, harm the sustainability of the bitcoin network’s economy.

The open-source structure of the bitcoin network protocol means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the bitcoin network protocol, and a failure to properly monitor and upgrade the protocol could damage the bitcoin network and adversely affect the Company’s business, financial condition and results of operations.

The bitcoin network operates based on an open-source protocol, not represented by an official organization or authority. Instead, it is maintained by a group of core contributors, largely on the Bitcoin Core project on GitHub. As an open-source project, bitcoin is not represented by an official organization or authority. As the bitcoin network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not directly compensated for maintaining and developing the bitcoin network protocol. Although the Media Lab’s Digital Currency Initiative of the Massachusetts Institute of Technology funds the current maintainer Wladimir J. van der Laan, among others, this type of financial incentive is not typical. The lack of guaranteed financial incentive for contributors to maintain or develop the bitcoin network and the lack of guaranteed resources to adequately address emerging issues with the bitcoin network may reduce incentives to address the issues adequately or in a timely manner.

Changes to a digital asset network which the Company is mining on may adversely affect the Company’s business, financial condition and results of operations.

If a malicious actor or botnet obtains control in excess of 50% of the processing power active on any digital asset network, including the bitcoin network, it is possible that such actor or botnet could manipulate the blockchain in a manner that may adversely affect the Company’s business, financial condition and results of operations.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on any digital asset network, including the bitcoin network, it may be able to alter the blockchain by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the blockchain can add valid blocks. In such alternate blocks, the malicious actor or botnet could control, exclude or modify the ordering of transactions, though it could not generate new digital assets or transactions using such control. Using alternate blocks, the malicious actor could “double-spend” its own digital assets (i.e., spend the same digital assets in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power or the digital asset community does not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible, which may adversely affect the Company’s business, financial condition and results of operations.

The approach towards and possible crossing of the 50% threshold indicate a greater risk that a single mining pool could exert authority over the validation of digital asset transactions. To the extent that the digital assets ecosystems do not act to ensure greater decentralization of digital asset mining processing power, the feasibility of a malicious actor obtaining in excess of 50% of the processing power on any digital asset network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase, which may adversely affect the Company’s business, financial condition and results of operations.

If the award of digital assets for solving blocks and transaction fees for recording transactions are not sufficiently high to cover expenses related to running data center operations, it may adversely affect the Company’s business, financial condition and results of operations.

Bitcoin miners record transactions when they solve for and add blocks of information to the blockchain. When a miner solves for a block, it creates such block, which includes data relating to (i) the solution to the block, (ii) a reference to the prior block in the blockchain to which the new block is being added and (iii) all transactions that have occurred but have not yet been added to the blockchain. The miner becomes aware of outstanding, unrecorded transactions through data packet transmission and propagation. Typically, bitcoin transactions will be recorded in the next chronological block if the spending party has an internet connection and at least one minute has passed between the transaction’s data packet transmission and the solution of the next block. If a transaction is not recorded in the next chronological block, it is usually recorded in the next block thereafter.

As the award of new digital assets for solving blocks declines, and if transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. For example, the current fixed reward on the bitcoin network for solving a new block is six and a quarter (6.25) bitcoins per block. The reward decreased from twelve and a half (12.5) bitcoins in May 2020. It is estimated that it will halve again in approximately June 2024. This reduction may result in a reduction in the aggregate hashrate of the bitcoin network as the incentive for miners will decrease. Moreover, miners ceasing operations would reduce the aggregate hashrate on the bitcoin network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain until the next scheduled adjustment in difficulty for block solutions)

and make the bitcoin network more vulnerable to a malicious actor obtaining control in excess of 50% of the aggregate hashrate on the bitcoin network. Periodically, the bitcoin network has adjusted the difficulty for block solutions so that solution speeds remain in the vicinity of the expected ten-minute confirmation time targeted by the bitcoin network protocol.

The Company believes that from time to time there will be further considerations and adjustments to the bitcoin network and others regarding the difficulty for block solutions. More significant reductions in aggregate hashrate on digital asset networks could result in material, though temporary, delays in block solution confirmation time. Any reduction in confidence in the confirmation process or aggregate hashrate of any digital asset network may negatively impact the value of digital assets, which may adversely affect the Company’s business, financial condition and results of operations.

To the extent that the profit margins of digital asset mining operations are not high, operators of digital asset mining operations are more likely to immediately sell their digital assets earned by mining in the digital asset exchange market, resulting in a reduction in the price of digital assets that may adversely affect the Company’s business, financial condition and results of operations.

Over the past eight years, digital asset mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation servers. Currently, new processing power brought onto the digital asset networks is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated machines. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurrence of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior miners and have more defined, regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to more immediately sell digital assets earned from mining operations on the digital asset exchange market, whereas it is believed that individual miners in past years were more likely to hold newly mined digital assets for more extended periods. The immediate selling of newly mined digital assets greatly increases the supply of digital assets on the digital asset exchange market, creating downward pressure on the price of each digital asset.

The extent to which the value of digital assets mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined digital assets rapidly if it is operating at a low profit margin and it may partially or completely cease operations if its profit margin is negative. This could create a network effect that may further reduce the price of digital assets until mining operations with higher operating costs become unprofitable and remove mining power from the respective digital asset network. The network effect of reduced profit margins resulting in greater sales of newly mined digital assets could result in a reduction in the price of digital assets that may adversely affect the Company’s business, financial condition and results of operations.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the blockchain until a block is solved by a miner who does not require the payment of transaction fees, and any widespread delays in the recording of transactions could result in a loss of confidence in that digital asset network, which may adversely affect the Company’s business, financial condition and results of operations.

To the extent that any miners cease to record transaction in solved blocks, such transactions will not be recorded on the blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks. However, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing bitcoin users to pay transaction fees as a substitute for or in addition to the award of new bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the blockchain. Any systemic delays in the recording and confirmation of transactions on the blockchain could result in greater exposure to double-spending transactions, or transactions that consist of bad actors simultaneously sending two or more bitcoin to different addresses, and a loss of confidence in certain or all digital asset networks, which may adversely affect the Company’s business, financial condition and results of operations.

Intellectual property rights claims may adversely affect the operation of some or all digital asset networks.

Third parties may assert intellectual property claims relating to the holding and transfer of digital assets and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in some or all digital asset networks’ long-term viability or the ability of end-users to hold and transfer digital assets may adversely affect the Company’s business, financial condition and results of operations. In addition, a meritorious intellectual property claim could prevent the Company and other end-users from accessing some or all digital asset networks or holding or transferring their digital assets. As a result, an intellectual property claim against the Company or other large digital asset network participants may adversely affect the Company’s business, financial condition and results of operations.

To the extent that the digital asset exchanges representing a substantial portion of the volume in digital asset trading are involved in fraud or experience security failures or other operational issues, such digital asset exchanges’ failures may result in a reduction in the price of some or all digital assets and may adversely affect the Company’s business, financial condition and results of operations.

The digital asset exchanges on which the digital assets trade are new and, in most cases, largely unregulated. Furthermore, many digital asset exchanges (including several of the most prominent U.S. dollar denominated digital asset exchanges) do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, digital asset exchanges, including prominent exchanges handling a significant portion of the volume of digital asset trading. A lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to fraud, business failure, hackers or malware or government-mandated regulation may reduce confidence in the digital asset networks and result in greater volatility in digital asset values. These potential consequences of a digital asset exchange’s failure may adversely affect the Company’s business, financial condition and results of operations.

Political or economic crises may motivate large-scale sales of digital assets, which could result in a reduction in some or all digital assets’ values and adversely affect the Company’s business, financial condition and results of operations.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises, including current or anticipated military conflicts such as the war between Russia and Ukraine, terrorism, sanctions or other geopolitical events globally, may motivate large-scale acquisitions or sales of digital assets either globally or locally. Large-scale sales of digital assets would result in a reduction in some or all digital assets’ values and may adversely affect the Company’s business, financial condition and results of operations.

The Company’s ability to adopt technology in response to changing security needs or trends poses a challenge to the safekeeping of the Company’s digital assets.

The history of digital asset exchanges has shown that exchanges and large holders of digital assets must adapt to technological change in order to secure and safeguard their digital assets. The Company will rely on enterprise cold storage solutions from third parties to safeguard the Company’s digital assets from theft, loss, destruction or other issues relating to hackers and technological attack. The Company’s digital assets may also be moved to various exchanges in order to exchange them for fiat currency during which time the Company will be relying on the security of such exchanges to safeguard the Company’s digital assets.

The Company believes that it may become a more appealing target of security threats as the size of the Company’s bitcoin holdings grow. To the extent that either custody providers or the Company are unable to identify and mitigate or stop new security threats, the Company’s digital assets may be subject to theft, loss, destruction or other attack, which may adversely affect the Company’s business, financial condition and results of operations.

Digital asset transactions are irrevocable, and stolen or incorrectly transferred digital assets may be irretrievable and, as a result, any incorrectly executed digital asset transactions may adversely affect the Company’s business, financial condition and results of operations.

Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the respective digital asset network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of digital assets or a theft of digital assets generally will not be reversible, and the Company may not be capable of seeking compensation for any such transfer or theft. Although the Company’s transfers of digital assets will regularly be made to or from various parties, it is possible that, through computer or human error, or through theft or criminal action, the Company’s digital assets could be transferred in incorrect amounts or to unauthorized third parties. To the extent that the Company is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Company’s digital assets through error or theft, the Company will be unable to revert or otherwise recover incorrectly transferred digital assets. To the extent that the Company is unable to seek redress for such error or theft, such loss may adversely affect the Company’s business, financial condition and results of operations.

The limited rights of legal recourse against the Company, and the Company’s lack of insurance protection, exposes the Company and its stockholders to the risk of loss of its digital assets for which no person is liable.

The digital assets held by the Company may not be insured. Therefore, a loss may be suffered with respect to the Company’s digital assets which is not covered by insurance and for which no person is liable in damages, which may adversely affect the Company’s business, financial condition and results of operations.

The Company may not have adequate sources of recovery if its digital assets are lost, stolen or destroyed.

If the Company’s digital assets are lost, stolen or destroyed under circumstances rendering a party liable to the Company, the responsible party may not have the financial resources sufficient to satisfy its claim. For example, as to a particular event of loss, the only source of recovery for the Company might be limited, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim by the Company.

Digital assets held by the Company are not subject to FDIC or SIPC protections.

The Company does not hold its digital assets with a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”) and, therefore, its digital assets are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.

The loss or destruction of a private key required to access a digital asset may be irreversible and, as a result, the Company’s loss of access to its private keys or its experience of a data loss relating to its digital assets may adversely affect the Company’s business, financial condition and results of operations.

Digital assets are controllable only by the possessor of both the unique public key and private key relating to the local or online digital wallet in which the digital assets are held. The Company is required by the operation of digital asset networks to publish the public key relating to a digital wallet in use when it first verifies a spending transaction from that digital wallet and disseminates such information into the respective network. The Company safeguards and keeps private the private keys relating to its digital assets by using enterprise cold storage custody solutions from third parties. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Company will be unable to access the digital assets held by it and the private key will not be capable of being restored by the respective digital asset network. Any loss of private keys relating to digital wallets used to store the Company’s digital assets may adversely affect the Company’s business, financial condition and results of operations.

Because many of the Company’s digital assets are held by digital asset exchanges, it faces heightened risks from cybersecurity attacks and financial stability of digital asset exchanges.

The Company may transfer digital asset from its wallet to digital asset exchanges prior to selling them. Digital assets not held in the Company’s wallet are subject to the risks encountered by digital asset exchanges including a denial-of-service attack or other malicious hacking, a sale of the digital asset exchange, loss of the digital assets by the digital asset exchange and other risks similar to those described herein. The Company may not maintain a custodian agreement with any of the digital asset exchanges that hold the Company’s digital assets. These digital asset exchanges may or may not provide insurance and may lack the resources to protect against hacking and theft. If this were to occur, the Company’s business, financial condition and results of operations may be adversely affected.

As the number of digital assets awarded for solving a block in the blockchain decreases, the incentive for miners to continue to contribute processing power to the respective digital asset network will transition from a set reward to transaction fees.

In order to incentivize miners to continue to contribute processing power to any digital asset network, such network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could be accomplished either by miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee or by the digital asset network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If transaction fees paid for digital asset transactions become too high, the marketplace may be reluctant to accept digital assets as a means of payment and existing users may be motivated to switch from one digital asset to another digital asset or back to fiat currency. Decreased use and demand for bitcoins may adversely affect the value of the Company’s bitcoins and may adversely affect the Company’s business, financial condition and results of operations.

The price of bitcoin may be influenced by regulatory, commercial and technical factors that are highly uncertain resulting in the price of bitcoin being extremely volatile, which may significantly influence the market price of the Company’s Common Stock.

To the extent investors view the value of the Company’s Common Stock as linked to the value or change in the value of bitcoin, fluctuations in the price of bitcoin may significantly influence the market price of the Company’s Common Stock. In addition, the Company’s business operations are no longer economical below the bitcoin breakeven point, or the point at which the total cost of mining operations exceeds the total revenues generated.

The price of bitcoin has historically been subject to dramatic fluctuations and is highly volatile. Bitcoin has only recently become accepted as a means of payment for goods and services and has recently trended toward becoming a more actively traded instrument, however the acceptance and use of bitcoin remains limited and far from mainstream. Conversely, a significant portion of demand for bitcoin may be generated by speculators and investors seeking to profit from the short- or long-term holding of bitcoin.

In addition, some blockchain industry participants have reported that a significant percentage of bitcoin trading activity is artificial or non-economic in nature and may represent attempts to manipulate the price of bitcoin. As a result, trading platforms may seek to inflate demand for bitcoin, which could increase the volatility of the price of bitcoin and may significantly influence the market price of the Company’s Common Stock.

The sale of the Company’s digital assets to pay expenses at a time of low digital asset prices may adversely affect the Company’s business, financial condition and results of operations.

The Company may sell its digital assets to pay expenses on an as-needed basis, irrespective of then-current prices. Consequently, the Company’s digital assets may be sold at a time when the prices on the respective digital asset exchange market are low, which may adversely affect the Company’s business, financial condition and results of operations.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or other alternatives.

The development and acceptance of competing blockchain platforms or technologies, including competing cryptocurrencies which our miners may not be able to mine, such as cryptocurrencies being developed by popular social media platforms, online retailers, or government sponsored cryptocurrencies, may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. Our business utilizes presently existent digital ledgers and blockchains and we could face difficulty adapting to emergent digital ledgers, blockchains, or alternatives thereto. This may adversely affect us and our exposure to various blockchain technologies and prevent us from realizing the anticipated profits from our investments. Such circumstances could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, which could materially and adversely affect investors’ investments in our securities.

The decentralized nature of cryptocurrency systems may lead to slow or inadequate responses to crises, which may negatively affect our business.

The decentralized nature of the governance of cryptocurrency systems may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles. Governance of many cryptocurrency systems is by voluntary consensus and open competition with no clear leadership structure or authority. To the extent lack of clarity in corporate governance of cryptocurrency systems leads to ineffective decision making that slows development and growth of such cryptocurrencies, the value of our Common Stock may be adversely affected.

Risks Relating to Regulatory and Political Matters

The Company may be classified as an inadvertent investment company.

The Company is not engaged in the business of investing, reinvesting or trading in securities and does not hold itself out as being engaged in those activities. Under the Investment Company Act, however, a company may be deemed an investment company under Section 3(a)(1)(C) if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on a consolidated basis.

The Company will be engaging in digital asset mining, the outputs of which are cryptocurrencies, which may be deemed a security. In the event that the digital assets held by the Company exceed 40% of its total assets, exclusive of cash, the Company may inadvertently become an investment company. An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the Investment Company Act. One such exclusion, namely Rule 3a-2 under the Investment Company Act, allows an inadvertent investment company a grace period of one year from the earlier of (i) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (ii) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. The Company is putting in place policies that it expects will work to keep the digital assets held by the Company at less than 40% of its total assets, liquidating its digital assets or seeking a no-action letter from the SEC if the Company is unable to maintain sufficient total assets or liquidate sufficient digital assets in a timely manner.

As Rule 3a-2 is available to a company no more than once every three years, and assuming no other exclusions are available to the Company, the Company would have to keep within the 40% limit for at least three years after it ceases being an inadvertent investment company. This may limit the Company’s ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on the Company’s earnings. In any event, the Company does not intend to become an investment company engaged in the business of investing and trading securities.

Classification as an investment company under the Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of the Company’s operations, and the Company would be very constrained in the kind of business it could do as a registered investment company. Furthermore, the Company would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in the Company incurring substantial additional expenses, and the failure to register if required may adversely affect the Company’s business, financial condition and results of operations.

Regulatory changes or actions may restrict the use of bitcoins or the operation of the bitcoin network in a manner that may adversely affect the Company’s business, financial condition and results of operations.

Until recently, little or no regulatory attention has been directed toward bitcoin and the bitcoin network by U.S. federal and state governments, foreign governments and self-regulatory agencies. As bitcoin has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, the SEC, FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the bitcoin network, bitcoin users and the bitcoin exchange market.

Digital assets currently face an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions, such as the European Union, China and Russia. As bitcoin and cryptocurrencies generally have grown in both popularity and market size, governments around the world have reacted differently to them with certain governments having deemed them illegal and others having allowed their use and trade without restriction. Based on stated efforts to curtail energy usage on mining, to protect investors or to prevent criminal activity, and in part to redirect interest into competing government-created cryptocurrencies, recent regulations have proliferated. In March 2021, a new law was proposed in India to criminalize the mining, transferring or holding of bitcoin and other cryptocurrencies, and current rules require extensive disclosure to the government of cryptocurrency holdings. At the same time, India is rumored to be developing its own centralized national digital currency. Similarly, China has also limited some mining and trading, although not possession, of cryptocurrency, ostensibly to reduce energy usage in a country formerly representing an estimated 65% of bitcoin mining, but reports suggest such regulation is also designed, in part, to drive appetite for China’s own digital yuan. In the summer of 2021, China introduced a cryptocurrency mining ban. Due to China’s cryptocurrency mining ban, the Chinese hashrate is expected to approach zero, with mining capacity relocating out of China. On April 16, 2021, Turkey imposed bans on the use of cryptocurrency as payment and now requires transactions of a certain size to be reported to a government agency in the wake of alleged fraud at one of Turkey’s largest exchanges. In addition, in May 2021, Iran announced a temporary ban on cryptocurrency mining as a way to reduce energy consumption amid power blackouts. In Germany, the Ministry of Finance has declared bitcoin to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency). Many jurisdictions, such as the United States, subject bitcoin and other cryptocurrencies to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. Further, in January 2021, Russia adopted legislation to identify cryptocurrency as a digital asset and legitimize its trading, but also prohibit its use as a payment method, with mining operations having also grown significantly in Russia since this time. Such varying government regulations and pronouncements are likely to continue for the near future.

In the United States, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, the SEC, FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the bitcoin network, bitcoin users and the bitcoin exchange market. Increasing regulation and regulatory scrutiny may result in new costs for the Company and the Company management having to devote increased time and attention to regulatory matters, change aspects of its business or result in limits on the utility of bitcoin. In addition, regulatory developments and/or the Company’s business activities may require the Company to comply with certain regulatory regimes.

Ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of bitcoin and/or may adversely affect the Company’s business, financial condition and results of operations.

It may be illegal now, or in the future, to acquire, own, hold, sell or use digital assets in one or more countries, and ownership of, holding or trading in the Company’s securities may also be considered illegal and subject to sanction.

Although digital assets are not currently regulated or are lightly regulated in most countries, including the United States, one or more countries, such as China and Russia, may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use digital assets or to exchange digital assets for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Company’s securities and may adversely affect the Company’s business, financial condition and results of operations.

If regulatory changes or interpretations of the Company’s activities require its registration as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act of 1970, as amended, the Company may be required to register and comply with such regulations.

To the extent that the activities of the Company cause it to be deemed a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act of 1970, as amended, the Company may be required to comply with FinCEN regulations, including those that would mandate the Company to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that the activities of the Company cause it to be deemed a “money transmitter” or equivalent designation under state law of any state in which the Company operates, the Company may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Currently, the New York State Department of Financial Services has finalized its “BitLicense” framework for businesses that conduct “virtual currency business activity,” the Conference of State Bank Supervisors has proposed a model form of state level “virtual currency” regulation and additional state regulators, including those from the States of California, Idaho, Virginia, Kansas, Texas, South Dakota and Washington, have made public statements indicating that virtual currency businesses may be required to seek licenses as money transmitters. In July 2016, the State of North Carolina updated the law to define “virtual currency” and the activities that trigger licensure in a business-friendly approach that encourages companies to use virtual currency and blockchain technology. Specifically, the North Carolina law does not require miners or software providers to obtain a license for multi-signature software, smart contract platforms, smart property, colored coins and non-hosted, non-custodial wallets. Starting on January 1, 2016, the State of New Hampshire requires anyone who exchanges a digital currency for another currency must become a licensed and bonded money transmitter. In numerous other states, including the States of Connecticut and New Jersey, legislation is being proposed or has been introduced regarding the treatment of bitcoin and other digital assets. The Company will continue to monitor for developments in such legislation, guidance or regulations.

Such additional federal or state regulatory obligations may cause the Company to incur extraordinary expenses, possibly affecting an investment in the shares of the Company’s Common Stock in a material and adverse manner. Furthermore, the Company and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to money services business and money transmitters. If the Company is deemed to be subject to and is determined not to comply with such additional regulatory and registration requirements, the Company may act to dissolve and liquidate the Company.

Blockchain technology may expose the Company to specially designated nationals or blocked persons or cause it to violate provisions of law.

The Company is subject to the rules enforced by The Office of Financial Assets Control of the U.S. Department of Treasury (“OFAC”), including regarding sanctions and requirements not to conduct business with persons named on its specially designated nationals list. However, because of the pseudonymous nature of blockchain transactions, the Company may inadvertently and without its knowledge engage in transactions with persons named on OFAC’s specially designated nationals list, which may expose the Company to regulatory sanctions and adversely affect the Company’s business, financial condition and results of operations.

The Company may be required to register and comply with bitcoin regulations and, to the extent that the Company decides to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expenses to the Company.

Current and future legislation, and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoin derivatives are not excluded from the definition of “commodity future” by the CFTC. The Company cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law.

Bitcoins have been deemed to fall within the definition of a commodity, and the Company may be required to register and comply with additional regulation under the Commodity Exchange Act of 1936, as amended, including additional periodic report and disclosure standards and requirements. Moreover, the Company may be required to register as a commodity pool operator and to register us as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary expenses, thereby materially and adversely affecting the Company’s business, financial condition and results of operations. If the Company determines it will not comply with such additional regulatory and registration requirements, it may seek to cease certain of its operations. Any such action may adversely affect the Company’s business, financial condition and results of operations. As of the date of this prospectus, the Company is not aware of any rules that have been proposed to regulate bitcoins as securities. However, the Company cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of bitcoins as property for tax purposes (in the context of when such bitcoins are held as an investment), such determination could have a negative tax consequence on the Company or its shareholders.

Current guidance from the Internal Revenue Service indicates that digital assets such as bitcoin should be treated and taxed as property and that transactions involving the payment of bitcoin for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a bitcoin passes from one person to another, usually by means of bitcoin transactions (including off-blockchain transactions), it would also apply capital gains treatment to those transactions which may adversely affect the Company’s business, financial condition and results of operations.

Under certain recently proposed legislation, substantial tax compliance burdens may be imposed on the Company relating to the tax reporting of bitcoin and bitcoin-related transactions.

Legislation recently passed in the Senate would impose substantial tax compliance obligations on the Company relating to the reporting of bitcoin and bitcoin-related transactions. Under this legislation, it is possible that the Company would be treated as a digital assets broker and required to deliver certain tax forms in connection with the validation of blockchain transactions. Were this legislation to be passed in the House and enacted unchanged, the Company could face tax reporting and compliance mandates that it may not have the information or resources to fully comply with. Although the current legislation may not be enacted in its current form, future legislation may impose similar tax compliance responsibilities on the Company, which may be expensive and burdensome to comply with, and which could, as a result, adversely impact the Company’s operations.

The Company’s bitcoin holdings could subject it to regulatory scrutiny.

Several bitcoin investment vehicles have attempted to list their shares on a U.S. national securities exchange to permit them to function in the manner of an exchange-traded fund with continuous share creation and redemption at net asset value. To date the SEC has declined to approve any such listing, citing concerns over the surveillance of trading in markets for the underlying bitcoin as well as concerns about fraud and manipulation in bitcoin trading markets. Even though the Company does not function in the manner of an exchange-traded fund and does not offer continuous share creation and redemption at net asset value, it is possible that the Company nevertheless could face regulatory scrutiny from the SEC, as a company with securities traded on Nasdaq.

In addition, as digital assets, including bitcoin, have grown in popularity and market size, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist activities or entities subject to sanctions regimes. While the Company maintains risk-based procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and takes care to only acquire bitcoin through entities subject to anti money laundering regulation and related compliance rules in the United States, if it is found to have purchased any bitcoin from bad actors that have used bitcoin to launder money or persons subject to sanctions, the Company is and may continue to be subject to regulatory proceedings and further transactions or dealings in bitcoin may be restricted or prohibited.

Due to the unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, they may experience fraud, security failures or operational problems, which may adversely affect the value of the Company’s bitcoin holdings.

Bitcoin trading venues are relatively new and, in some cases, unregulated. Furthermore, there are many bitcoin trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in bitcoin trading venues, including prominent exchanges that handle a significant volume of bitcoin trading.

Negative perception, a lack of stability in the broader bitcoin markets and the closure or temporary shutdown of bitcoin trading venues due to fraud, business failure, hackers or malware or government- mandated regulation may reduce confidence in bitcoin and result in greater volatility in the prices of bitcoin.

To the extent investors view the Company’s Common Stock as linked to the value of the Company’s bitcoin holdings, these potential consequences of a bitcoin trading venue’s failure could have a material adverse effect on the market value of the Company’s Common Stock.

Risks Related to this Offering and our Common Stock

Management will have broad discretion as to the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus supplement, and we may not use the net proceeds effectively.

Because we have not designated the amount of net proceeds from the sale of the shares of our Common Stock offered by this prospectus supplement to be used for any particular purpose, our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. See “Use of Proceeds.” Our management may use the net proceeds, if any, for corporate purposes that may not improve our financial condition or market price of our Common Stock.

You may experience immediate and substantial dilution in the net tangible book value per share of our Common Stock you purchase.

The offering price per share of our Common Stock in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 14,836,795 shares of our Common Stock are sold pursuant to this prospectus supplement at a price of $3.37 per share, which was the last reported sale price of our Common Stock on Nasdaq on June 2, 2022, for aggregate gross proceeds of $50,000,000, after deducting estimated commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $1.92 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2022 after giving effect to this offering and the assumed offering price.

You may experience future dilution as a result of future equity offerings.

Shares issued pursuant to the SEPA will have a dilutive impact on our existing shareholders. In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of our Common Stock in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, the sale of shares of our Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.

We do not expect to pay dividends in the foreseeable future.

In the past, we have not paid dividends on our Common Stock. We do not currently intend to pay dividends on our Common Stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of certain existing and any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock may be your sole source of gain for the foreseeable future.

Market price of our Common Stock may be volatile, which could subject us to securities class action litigation and result in substantial losses for our stockholders.

The market price of shares of our Common Stock could be subject to wide fluctuations in response to many risk factors listed in this section and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus as well as other factors others beyond our control. Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. As a result of this volatility, our stockholders may not be able to sell their shares of our Common Stock at or above the price at which they purchased their shares of our Common Stock.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

It is not possible to predict the actual number of shares we will sell under the SEPA, or the gross proceeds resulting from those sales.

Subject to certain limitations in the SEPA and compliance with applicable law, we have the discretion to deliver an advance notice to YA at any time throughout the term of the SEPA. The number of shares that are sold through YA after delivering an advance notice will fluctuate based on a number of factors, including the market price of the Common Stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales, if any.

USE OF PROCEEDS

We may issue and sell from time to time shares of our Common Stock having an aggregate gross sales price of up to $50,000,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our Common Stock under or fully utilize the SEPA as a source of financing.

We intend to use the net proceeds, if any, from the sale of our Common Stock offered by this prospectus supplement, if any, for general corporate purposes, which may include, among other things, working capital and/or capital expenditures.

We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus supplement.

DILUTION

If you purchase shares of our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the net tangible book value per share of our Common Stock after this offering. As of March 31, 2022, our net tangible book value was $119.5 million, or $1.19 per share of common stock. We calculate net tangible book value per share by dividing our net tangible assets (total tangible assets less total liabilities) by 100,790,239, the number of shares of our Common Stock issued and outstanding as of March 31, 2022.

After giving effect to the sale by us of our Common Stock in the aggregate amount of $50,000,000 in this offering at an assumed offering price of $3.37 per share, which was the last reported sale price of our Common Stock on Nasdaq on June 2, 2022, and after deducting estimated commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of March 31, 2022 would have been approximately $167.7 million, or $1.45 per share of Common Stock. This amount represents an immediate increase in net tangible book value of $0.26 per share of our Common Stock to existing stockholders and an immediate dilution of $1.92 per share of our Common Stock to purchasers in this offering. The following table illustrates the dilution:

Assumed public offering price per share of our Common Stock		$3.37
Net tangible book value per share of our Common Stock as of March 31, 2022	$1.19
Increase per share of our Common Stock attributable to new investors this offering	$0.26
As adjusted net tangible book value per share of our Common Stock, after giving effect to this offering		$1.45
Dilution per share of our Common Stock to new investors purchasing our Common Stock in this offering		$1.92

The table above assumes, for illustrative purposes, that an aggregate of 14,836,795 shares of our Common Stock are sold at a price of $3.37 per share, which was the last reported sale price of our Common Stock on Nasdaq on June 2, 2022, for aggregate gross proceeds of $50,000,000. The shares of our Common Stock sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares of our Common Stock are sold from the assumed offering price of $3.37 per share shown in the table above, assuming all of the shares of our Common Stock in the aggregate amount of $50,000,000 during the term of the Sales Agreement are sold at that price, would increase our as adjusted net tangible book value per share of our Common Stock after the offering to $1.49 per share and would increase the dilution in net tangible book value per share of our Common Stock to new investors to $2.88 per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.37 per share shown in the table above, assuming all of the shares of our Common Stock in the aggregate amount of $50,000,000 during the term of the Sales Agreement are sold at that price, would decrease our as adjusted net tangible book value per share of our Common Stock after the offering to $1.38 per share and would decrease the dilution in net tangible book value per share of our Common Stock to new investors to $0.99 per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares of our Common Stock sold in this offering.

The number of shares of our Common Stock expected to be outstanding immediately after this offering included in the table above is based on 104,726,780 shares of our Common Stock, reflective of the number of shares of our Common Stock outstanding as of June 2, 2022 and excludes 13,660,117 shares of our Common Stock issuable under our 2021 Omnibus Incentive Plan and 1,000,000 shares of Common Stock that are reserved for issuance upon the vesting of restricted stock units granted under the Company’s Inducement Grant.

To the extent that other shares of our Common Stock are issued, investors purchasing shares of our Common Stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain any future earnings and do not expect to declare or pay any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

PLAN OF DISTRIBUTION

On June 2, 2022, we entered into the SEPA with YA, which was approved by our board of directors. The SEPA provides that, upon the terms and subject to the conditions set forth therein, YA is committed to purchase shares of our Common Stock having an aggregate gross sales price of up to $50,000,000 over a 36-month commitment period upon our delivery of an advance notice to YA. The shares would be sold at the Company’s option at 97% of the prevailing market price, subject to certain limitations, including that YA may not purchase any shares of the Common Stock that would result in it owning more than 4.99% of the Common Stock. Each advance notice may be for an amount up to the greater of (a) 30% of the aggregate dollar volume traded of the Common Stock during the 5 trading days immediately prior to the date the Company delivers each advance notice or (b) $5,000,000. We may also sell Common Stock at the Conversion Price to YA in order to offset amounts owed by the Company to YA under the Advance. Delivery of the shares against payment therefor in respect of each advance notice shall be settled no later than the second trading day following each sale, or on such earlier date as we and YA may mutually agree. In connection with any advance notice, if any portion of an advance would cause the beneficial ownership of our then outstanding common stock by YA to exceed 4.99%, then such portion shall automatically be deemed to be withdrawn by us with no further action required by us. We may terminate the SEPA upon fifteen trading days of prior notice to YA, provided that there are no advances outstanding and we have paid to YA all amounts then due.

In addition to our issuance of Common Stock to YA pursuant to the SEPA, this prospectus supplement also covers the resale of those shares from time to time by YA to the public. Though we have been advised by YA, and YA represents in the SEPA, that YA is purchasing the shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws, the SEC may take the position that YA may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. We have agreed in the SEPA to provide customary indemnification to YA. It is possible that our shares may be sold by YA in one or more of the following manners:

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	to a broker-dealer as principal and resale by the broker-dealer for its account; or
●	a combination of any such methods of sale.

YA has agreed that, during the term of the SEPA, neither YA or its affiliates will engage in any short sales or hedging transactions with respect to our Common Stock, provided that upon receipt of an advance notice YA may sell shares that it is obligated to purchase under such advance notice prior to taking possession of such shares.

YA will be subject to liability under the federal securities laws and must comply with the requirements of the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common stock by YA. Under these rules and regulations, YA:

●	may not engage in any stabilization activity in connection with our securities;

●	must furnish each broker which offers shares of our common stock covered by the prospectus supplement and accompanying prospectus that are a part of our Registration Statement with the number of copies of such prospectus supplement and accompanying prospectus which are required by each broker; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the common shares by YA.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

The consolidated financial statements of TeraWulf Inc. as of December 31, 2021 and March 31, 2021 and for the periods from April 1, 2021 to December 31, 2021 and from February 8, 2021 (date of inception) to March 31, 2021 incorporated in this Prospectus by reference from the TeraWulf Inc. Annual Report of Form 10-K for the period ended December 31, 2021 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

TeraWulf Inc.

$500,000,000

Common Stock
Preferred Stock
Debt Securities
Depositary
Shares Warrants
Rights
Purchase Contracts
Units

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $500,000,000 (or its equivalent in foreign currencies, currency units or composite currencies).

Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

Our common stock is traded on the Nasdaq Stock Market LLC under the symbol “WULF.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2022.

i

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $500,000,000 (or its equivalent in foreign currencies, currency units or composite currencies). This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

In this prospectus, the terms “TeraWulf,” “we,” “us” and “our” refer to TeraWulf Inc.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial and additional information that we have made public to investors, may also be found on our website at www.terawulf.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (filed on March 3, 2021), including portions of our Proxy Statement for the 2021 annual meeting of shareholders (filed on March 23, 2021) to the extent specifically incorporated by reference therein;
●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 (filed on May 13, 2021, August 12, 2021 and November 15, 2021, respectively);
●	our Current Reports on Form 8-K filed on February 18, 2021, April 29, 2021, May 3, 2021, June 25, 2021, August 6, 2021, August 11, 2021, October 29, 2021, December 3, 2021, December 9, 2021, December 13, 2021, December 17, 2021, December 21, 2021, and our Current Reports on Form 8-K/A filed on August 11, 2021 and December 17, 2021;
●	the following sections in our Registration Statement on Form S-4 filed on November 10, 2021: Risk Factors, Information About TeraWulf, Management’s Discussion and Analysis of Financial Condition and Results of Operations of TeraWulf, Governance and Management of Holdco, Executive Compensation of Holdco, Certain Relationships and Related Party Transactions, Security Ownership of Certain Beneficial Owners and Management/Directors of TeraWulf and the financial statements included in Appendix H; and
●	the description of TeraWulf’s capital stock contained in our Registration Statement on Form S-4 filed on November 10, 2021, including any amendment or report filed with the SEC for the purpose of updating that description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.terawulf.com) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

TeraWulf Inc.

Attention: Stefanie Fleischmann, General Counsel
9 Federal Street

Easton, Maryland 21601

Telephone: (410) 770-9500

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. For TeraWulf, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

●	conditions in the cryptocurrency mining industry, including any prolonged substantial reduction in cryptocurrency prices, which could cause a decline in the demand for TeraWulf’s services;
●	competition among the various providers of data mining services;
●	economic or political conditions in the countries in which TeraWulf plans to do business, including civil uprisings, riots, terrorism, kidnappings, the taking of property without fair compensation and legislative changes;
●	currency exchange rate fluctuations;
●	employment workforce factors, including the loss of key employees;
●	the ability to implement certain business objectives and the ability to timely and cost-effectively execute integrated projects;
●	changes in governmental safety, health, environmental and other regulations, which could require significant expenditures;
●	liability related to the use of TeraWulf’s services;
●	the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture; and

●	other risks, uncertainties and factors included or incorporated by reference in this prospectus, including those set forth under “Risk Factors” and those included under the heading “Risk Factors” in our Registration Statement on Form S-4, which is incorporated by reference into this prospectus.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

THE COMPANY

TeraWulf Inc., a Delaware corporation, is a digital asset technology company with a core business of sustainable bitcoin mining. TeraWulf, together with its subsidiaries, develops, owns and operates its bitcoin mining facility sites in the United States and expects to consume over 90% zero-carbon energy, with a target of 100% by 2028. We founded TeraWulf in February 2021. In June 2021, we announced the strategic business combination with IKONICS Corporation (“IKONICS”), a Minnesota corporation in the business of developing imaging technologies. On December 13, 2021, we successfully completed the business combination with IKONICS.

Our primary source of revenue is from sustainably mining bitcoin at our bitcoin mining facility sites. We also earn revenue from the hedging and sale of mined bitcoin and the commercial optimization of TeraWulf’s power supply.

For a description of our business, financial condition, results of operations and other important information regarding TeraWulf, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.terawulf.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Our principal executive offices are located at 9 Federal Street, Easton, Maryland 21601, telephone (410) 770-9500.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Registration Statement on Form S-4, which is incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Where You Can Find More Information” and “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things:

●	debt repayment;
●	repurchases of shares of our common stock;
●	working capital; and/or
●	capital expenditures.

We may also use such proceeds to fund acquisitions of businesses or technologies that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of information concerning our capital stock, including a summary of certain material terms and provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. You should read these documents in full for complete information on our capital stock. They are included as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Shares Outstanding. We are authorized to issue up to 200,000,000 shares of common stock, par value $0.001 per share. As of January 28, 2022, we had 99,976,253 shares of common stock issued and outstanding.

Dividends. Subject to prior dividend rights of the holders of any preferred shares, holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for that purpose. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law.

Voting Rights. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of our stockholders. Holders of shares of our common stock are entitled to one vote per share on matters to be voted on by stockholders.

Other Rights. In the event of any liquidation, dissolution or winding up of our company, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of shares of our common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders.

Fully Paid. The issued and outstanding shares of our common stock are fully paid and non- assessable. This means the full purchase price for the outstanding shares of our common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of preferred stock from time to time in one or more series and with such rights and preferences as determined by our board of directors with respect to each series. As of the date of this prospectus, no shares of our preferred stock are issued and outstanding.

Limitation on Liability of Directors and Officers

We are a Delaware corporation. Our amended and restated certificate of incorporation provides that no director is personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed only for the following:

●	any breach of the director’s duty of loyalty to our company or our stockholders;
●	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law (the “DGCL”); and

●	any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, including through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, we will indemnify any officer or director of our company in connection with any threatened, pending or completed action, suit or proceeding to which such person is, or is threated to be made, a party, whether civil or criminal, administrative or investigative, arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision in connection with any proceeding, including in advance of its final disposition, to the fullest extent permitted by law. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

We maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act, under insurance policies, the premiums of which are paid by us. The effect of these is to indemnify any officer or director of the Company against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by an officer or director arising from claims against such persons for conduct in their capacities as officers or directors of the Company.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of our amended and restated certificate of incorporation and amended and restated bylaws and Delaware law could make the following more difficult:

●	acquisition of us by means of a tender offer;
●	acquisition of us by means of a proxy contest or otherwise; or
●	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Size of Board and Vacancies

Our amended and restated certificate of incorporation provides that our board of directors shall consist of not less than three (3) nor more than ten (10) members, which number is determined by resolution of our board of directors. Directors are elected at each annual meeting of stockholders by the vote of a majority of the shares present. Except for directors elected by the holders of any series of preferred stock, any director or the entire Board may be removed from office at any time, with or without cause, but only by the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies in our board of directors resulting from death, resignation, retirement, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director.

Restriction on Stockholder Action by Written Consent

Except as otherwise provided in any certificate of designation for any series of preferred stock, our amended and restated certificate of incorporation eliminates the right of our stockholders to act by written consent in lieu of a meeting of stockholders. Stockholder action must take place at the annual or a special meeting of our stockholders.

Stockholder Meetings

Under our amended and restated bylaws, special meetings of our stockholders may be called at any time by, and only by, (i) the Board, (ii) at any time prior to the first date on which Stammtisch and Stammtisch Affiliates (each as defined therein) cease to beneficially own in the aggregate (directly or indirectly) shares of capital stock entitled to vote generally for the election of our directors representing at least fifteen percent (15%) of such shares of capital stock owned by Stammtisch and Stammtisch Affiliates, by the chairperson of the Board upon written request by Stammtisch delivered in writing to the Board, or (iii) the Secretary upon proper written request given by or on behalf of one or more stockholders who hold at least fifty percent (50%) of the voting power of all outstanding shares of common stock.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three (3) years following the date such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock.

No Cumulative Voting

Neither our amended and restated certificate of incorporation nor our amended and restated bylaws provide for cumulative voting in the election of directors.

Forum for Adjudication of Disputes

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of TeraWulf, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of TeraWulf to TeraWulf or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the amended and restated certificate of incorporation or the amended and restated bylaws, or (4) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware). Our amended and restated certificate of incorporation also provides that, unless TeraWulf consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provisions set forth in our amended and restated certificate of incorporation do not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Transfer Agent and Registrar

Our transfer agent and registrar is Equiniti Trust Company.

Listing

Our shares of common stock are listed on The Nasdaq Stock Market LLC under the ticker symbol “WULF.”

DESCRIPTION OF THE DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of TeraWulf Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and Computershare Trust Company, National Association, as trustee. A copy of the form of indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

The debt securities will represent direct, general obligations of TeraWulf Inc. and:

●	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;
●	may be issued in one or more series with the same or various maturities;
●	may be issued at a price of 100% of their principal amount or at a premium or discount;
●	may be issued in registered or bearer form and certificated or uncertificated form; and
●	may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited.Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

●	the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);
●	the price or prices of the debt securities of the series at which such debt securities will be issued;
●	whether the debt securities are entitled to the benefit of any guarantee by any guarantor;

●	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);
●	the date or dates on which the principal and premium with respect to the debt securities of the series are payable;
●	the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;
●	the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
●	the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;
●	the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;
●	whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;
●	if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;
●	the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;
●	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;
●	if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;
●	if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
●	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;
●	any changes or additions to the provisions of the indenture dealing with defeasance;
●	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;
●	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;
●	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;
●	if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;
●	any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;
●	the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;
●	the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;
●	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;
●	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;
●	any provisions granting special rights to holders when a specified event occurs;

●	any co-issuer;
●	the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and
●	any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

●	securities in bearer form;
●	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);
●	debt securities with respect to which principal or interest is payable in a foreign or composite currency;
●	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and
●	variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

●	any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;
●	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or
●	any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “— Limitations on Issuance of Securities in Bearer Form” below.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:

●	as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;
●	as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or
●	as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:

●	default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;
●	failure to pay interest on the debt securities of that series within 30 days of the due date;

●	failure to comply with the obligations described under “— Mergers and Sales of Assets” below;
●	failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or
●	certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee notifies us or the holders of 30% in principal amount of the outstanding debt securities of such series notify us and the trustee of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any cost, loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

●	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;
●	the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

●	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is actually known to a trust officer of the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it is actually known to a trust officer of the trustee. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is not opposed to the interests of the holders.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby:

●	reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;
●	reduce the principal amount of, or interest on, or extend the Stated Maturity or interest payment periods of, any debt securities;
●	change the provisions applicable to the redemption of any debt securities;
●	make any debt securities payable in money or securities other than those stated in the debt securities;
●	impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;
●	except as otherwise provided as described under “— Satisfaction and Discharge” and “— Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;

●	in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or
●	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

●	to cure any ambiguity, omission, defect or inconsistency;
●	to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;
●	to provide for the assumption by a successor company of the obligations of the Company under the indenture;
●	to add guarantees with respect to the debt securities or to secure the debt securities;
●	to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;
●	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;
●	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;
●	to add or to change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to debt securities in registered form or of principal, premium or interest with respect to debt securities in bearer form, or to permit debt securities in registered form to be exchanged for debt securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;
●	in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior Indebtedness under such provisions (but only if each such holder of senior Indebtedness consents to such change);

●	to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;
●	to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;
●	to approve a particular form of any proposed amendment;
●	to provide for the issuance of additional debt securities of any series;
●	to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;
●	to comply with the rules of any applicable depositary;
●	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or
●	to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

Mergers and Sales of Assets

The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not TeraWulf Inc., is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not TeraWulf Inc., expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, TeraWulf Inc. under the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option”(pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement.Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

●	the title of such debt warrants;
●	the offering price for such debt warrants, if any;
●	the aggregate number of such debt warrants;
●	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
●	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;
●	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;
●	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);
●	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
●	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;
●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
●	information with respect to book-entry procedures, if any;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	if applicable, a discussion of material United States federal income tax considerations;
●	the antidilution or adjustment provisions of such debt warrants, if any;
●	the redemption or call provisions, if any, applicable to such debt warrants; and

●	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

●	the title of such warrants;
●	the offering price for such warrants, if any;
●	the aggregate number of such warrants;
●	the designation and terms of the offered securities purchasable upon exercise of such warrants;
●	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;
●	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;
●	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	if applicable, a discussion of material United States federal income tax considerations;
●	the antidilution provisions of such warrants, if any;
●	the redemption or call provisions, if any, applicable to such warrants; and
●	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;
●	the exercise price;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
●	if appropriate, any special United States federal income tax considerations applicable to the units; and
●	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;
●	directly to one or more other purchasers;
●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	through agents on a best-efforts basis; or
●	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;
●	sell shares of common stock short and deliver the shares to close out short positions;
●	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or
●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post- effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;
●	any other offering expenses;
●	any securities exchanges on which the securities may be listed;
●	the method of distribution of the securities;
●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices that may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices;
●	at varying prices determined at the time of sale; or
●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in transactions in the over-the-counter market;
●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
●	through the writing of options; or
●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of common stock offered under this prospectus will be listed on The Nasdaq Stock Market LLC (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

●	commercial and savings banks;
●	insurance companies;
●	pension funds;
●	investment companies; and
●	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements of TeraWulf Inc. as of March 31, 2021 and for the period from February 8, 2021 (date of inception) to March 31, 2021 incorporated in this registration statement by reference have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report theron, incorporated herein by reference, and have been incorporated in this registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The financial statements of IKONICS as of December 31, 2020 and 2019 and for the years then ended incorporated in this registration statement by reference have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report theron, incorporated herein by reference, and have been incorporated in this registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Up to $50,000,000

Common Stock

PROSPECTUS SUPPLEMENT

June 10, 2022